February 15, 2002
                                                                    Exhibit 99.5

                                POWER OF ATTORNEY
                                -----------------


     The undersigned, Bruce R. Berkowitz, hereby constitutes and appoints Thomas
J. Plotz, of Shaw Pittman LLP, Washington, D.C., with full power of substitution, his true and lawful attorney-in-fact and agent, in any and all capacities, to sign any and all reports, documents and certificates to be delivered or filed with respect to the ownership of the undersigned of shares of the capital stock of First Union Real Estate Equity and Mortgage Investments, a business trust organized under the laws of the State of Ohio, including but not limited to, any Schedule 13D or Schedule 13G and any amendment thereto to be filed with the United States Securities and Exchange Commission, and to file any such other reports, documents and certificates with respect thereto with any agencies and instrumentalities and other persons with which such other reports, documents or certificates are required to be filed or delivered; and the undersigned hereby grants unto said attorney-in-fact and agent full power and authority to do and perform each and ever act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorney-in-fact and agent, or other substitutes, may lawfully do or cause to be done.



                                   /s/  Bruce R. Berkowitz
                                   -------------------------------------
                                      Bruce R. Berkowitz


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